UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events

On May 9, 2012, Louisiana-Pacific Corporation (the “Company”) announced that it has priced its private offering of $350 million aggregate principal amount of Senior Notes due 2020 (the “Notes”). The Notes will bear interest at an annual rate of 7.5%. The Company expects to close the offering of the Notes on May 21, 2012, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the offering of the Notes to repurchase, redeem or otherwise retire all of its outstanding 13% Senior Secured Notes due 2017 (the “2017 Notes”), to pay related transaction costs and for other general corporate purposes. The consummation of the offering of the Notes will satisfy the financing condition for the Company’s previously announced cash tender offer and consent solicitation with respect to any and all of the outstanding 2017 Notes.

A copy of the Company’s press releases relating to the pricing of the offering discussed above is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

99.1	Press Release Announcing Pricing of Debt Offering, dated May 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Sallie B. Bailey
Sallie B. Bailey
Executive Vice President and Chief Financial Officer

Date: May 9, 2012

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release Announcing Pricing of Debt Offering, dated May 9, 2012

4